Exhibit 21.1
OCLARO, INC. SUBSIDIARIES
Avanex Communications Technologies Co., Ltd., a People’s Republic of China Company
Avanex France OIF S.A.S., a French company
Avanex International Corporation, a Delaware corporation
Avanex U.S.A. Corporation, a Delaware corporation
Avalon Photonics AG, a Swiss corporation
Bookham International Ltd., a Cayman Islands company
Bookham Nominees Ltd., a U.K. company
Forthaven Ltd., a U.K. company
Mintera Corporation, a Delaware corporation
New Focus GmbH, a German corporation
Oclaro (Canada), Inc., a Canadian corporation
Oclaro Innovations LLP, a U.K. limited liability partnership
Oclaro Korea, Inc. a Korean corporation
Oclaro Israel Ltd., an Israeli corporation
Oclaro Japan K.K., a Japanese corporation
Oclaro (New Jersey), Inc., a Delaware corporation
Oclaro (North America), Inc., a Delaware corporation
Oclaro Photonics, Inc., a Delaware corporation
Oclaro (Switzerland) AG, a Swiss corporation
Oclaro Technology, Inc., a Delaware corporation
Oclaro Technology Ltd., a U.K. corporation
Oclaro Technology (Shenzhen) Co., Ltd., a People’s Republic of China company
Oclaro (Thailand) Limited, a Thai company
Rio Sub 1, Inc., a Delaware corporation
Rio Sub 2, Inc., a Delaware corporation